UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Maryland (State or other jurisdiction of Incorporation)	001-32447 (Commission File Number)	30-0228584 (I.R.S. Employer Identification No.)
4860 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)		23060 (Zip Code)

Registrant’s telephone number, including area code (804) 967-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2005, the Compensation Committee of Saxon Capital, Inc. (the “Company”) and the Company’s Board of Directors approved the 2005 Change in Control Plan (the “Plan”).  The copy of the Plan that was filed by the Company on December 8, 2005 as Exhibit 99.1 to a Form 8-K contained certain typographical errors. The Company is filing a corrected copy of the Plan as Exhibit 99.1 to this Form 8-K.

In addition, the Company’s Form 8-K dated December 8, 2005 stated that the Company had designated a total of 29 officers as Participants in the Plan, including Messrs. Sawyer, Eastep, Dill, Smith, Shepherd, Head, and Trentmann, and 22 other designated Senior Vice Presidents as Participants in the Plan. The correct total number of Participants is 30, including Messrs. Sawyer, Eastep, Dill, Smith, Shepherd, Head, and Trentmann, and 23 other designated Senior Vice Presidents.

Item 9.01. Financial Statements and Exhibits

(c)   Exhibits

99.1      2005 Change in Control Plan, dated December 4, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON CAPITAL, INC. By: /s/Richard D. Shepherd Richard D. Shepherd Executive Vice President, General Counsel and Secretary
Date: December 12, 2005

INDEX TO EXHIBITS

Exhibits

Exhibit 99.1	2005 Change in Control Plan, dated December 4, 2005.